UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2009

CATALENT PHARMA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-147871	13-3523163
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Interim President and Chief Executive Officer

On March 5, 2009, Catalent Pharma Solutions, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that, effective March 17, 2009, George L. Fotiades will step down from his position as interim President and Chief Executive Officer of the Company. Mr. Fotiades will continue to serve as the Chairman of the board of directors of both the Company and PTS Holdings Corp., the Company’s indirect parent corporation (“PTS”) and will continue to be employed by PTS pursuant to the terms of his employment agreement with PTS, which agreement has been previously filed by the Company with the SEC as Exhibit 10.2 to the Company’s Amendment No. 1 to the Registration Statement on Form S-4 filed on March 3, 2008 (File No. 333-147871).

Appointment of New President and Chief Executive Officer and Director

The Company announced in the Press Release that John R. Chiminski, age 45, has been appointed as the Company’s President and Chief Executive Officer and a member of the board of directors of both the Company and PTS, effective March 17, 2009.

Mr. Chiminski will join the Company after more than 20 years of experience at GE Healthcare in engineering, operations and senior leadership roles. Since 2007, Mr. Chiminski has served as President and Chief Executive Officer of GE Medical Diagnostics. From 2005 to 2007, Mr. Chiminski served as Vice President and General Manager—Global Magnetic Resonance Business, and from 2001 to 2005, Mr. Chiminski served as Vice President and General Manager—Global Healthcare Services. Mr. Chiminski holds a B.S. from Michigan State University and an M.S. from Purdue University, both in electrical engineering, as well as a Master in Management degree from the Kellogg School of Management at Northwestern University.

A copy of the Press Release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreement of John R. Chiminski

On February 23, 2009, the Company, PTS and Mr. Chiminski entered into an employment agreement (the “Employment Agreement”) with respect to Mr. Chiminski’s appointment as President and Chief Executive Officer of the Company and PTS and a member of the board of directors of both the Company and PTS, in each case, commencing on March 17, 2009 (the “Commencement Date”).

The Employment Agreement provides for an initial term of three years commencing on the Commencement Date. The initial term will be automatically extended for successive one-year terms thereafter unless one of the parties provides the other with written notice of non-renewal at least sixty days prior to the end of the applicable term.

The financial terms of the Employment Agreement include (1) an annual base salary of $750,000, subject to discretionary increases from time to time by the board of directors of PTS (the “Holdings Board”), (2) subject to Mr. Chiminski’s continued employment through June 30, 2009, a cash payment of $375,000 (the “2009 Payment”) to be paid on June 30, 2009, in lieu of any annual cash bonus in respect of the Company’s 2009 fiscal year, and, in each successive full fiscal year thereafter, subject to Mr. Chiminski’s continued employment through the end of such fiscal year, an annual cash bonus (the “Annual Bonus”) with a target amount equal to Mr. Chiminski’s annualized base salary for such fiscal year (the “Target Bonus”), subject to a maximum of 200% of base salary, based on and subject to the attainment of specified annual performance goals established by the Holdings Board in consultation with Mr. Chiminski, and (3) a cash sign-on bonus of $1,000,000 to be paid on the Commencement Date, of which $250,000 is to be invested by Mr. Chiminski in PTS common stock (the “Sign-On Purchased Equity”) at a purchase price of $1,000 per share, $100,000 of which will be invested on the Commencement Date and the remaining portion to be invested on a later date as mutually agreed upon by the parties. Mr. Chiminski will be required to repay the entire portion of the sign-on bonus that was not used to purchase the Sign-On Purchased Equity within thirty days following any termination of employment by him without “Good Reason” (and not due to death or “Disability”) or by PTS or the Company for “Cause” (each as defined in the Employment Agreement), in either case, prior to the second anniversary of the Commencement Date. In addition to the requirement to purchase the Sign-On Purchased Equity, Mr. Chiminski is required to use 50% of the after-tax proceeds of (x) the 2009 Payment and (y) any payment he receives as an Annual Bonus while employed paid in respect of fiscal year 2010 or 2011, in each case, to promptly purchase PTS common stock (the “Purchased Equity”) at a purchase price of $1,000 per share. Mr. Chiminski’s total investment in PTS common stock is subject to a cap of $2,500,000.

In addition to the foregoing, Mr. Chiminski will be entitled to participate in all group health, life, disability, and other employee benefit and perquisite plans and programs in which other senior executives of the Company generally participate. The Company has also agreed to (x) pay reasonable legal fees and expenses (not to exceed $85,000) incurred by Mr. Chiminski in connection with the negotiation and documentation of the Employment Agreement and the equity-related documents, and (y) reimburse Mr. Chiminski for the cost of reasonable moving expenses incurred on or prior to the first anniversary of the Commencement Date (not to exceed $50,000).

The Employment Agreement provides that upon any “Good Termination” (as defined in the Employment Agreement) or due to Mr. Chiminski’s election not to extend the term, he will be entitled to receive, as applicable, the 2009 Payment or a pro-rata Annual Bonus based on the Company’s actual performance in respect of the full fiscal year in which Mr. Chiminski’s employment terminates.

The Employment Agreement further provides that if Mr. Chiminski’s employment is terminated by the Company or PTS without Cause, by Mr. Chiminski for Good Reason or due to the Company’s or PTS’ election not to extend the term, then, subject to his execution, delivery and non-revocation of a release of claims with respect to the Company and its affiliates, Mr. Chiminski will be entitled to receive, in addition to certain accrued amounts and a pro-rata bonus, as discussed above, an amount equal to two times the sum of (x) Mr. Chiminski’s annualized then-current base salary (which salary, for purposes of calculating severance amounts, will in no event be less than $750,000) and (y) his Target Bonus, payable in equal monthly installments over a two year period; provided, however, that if such termination occurs within the two year period following a “Change of Control” (as defined in the Employment Agreement) such payment will instead be made in a single lump sum payment within thirty days following the termination date. Notwithstanding the foregoing, the Company’s obligation to make such payments will cease in the event of a material breach by Mr. Chiminski of the restrictive covenants contained in the Employment Agreement (described below), if such breach remains uncured for a period of ten days following written notice of such breach. In addition to the payments described above, if Mr. Chiminski’s employment is terminated by the Company or PTS without Cause, by Mr. Chiminski for Good Reason or due to the Company’s or PTS’ election not to extend the term, Mr. Chiminski (and his spouse and dependents, to the extent applicable) will also be entitled to continued participation (or after 18 months, reimbursement for the cost of participation on a tax-grossed up basis) in the Company’s group health plans for up to two years.

If any payments to Mr. Chiminski are subject to golden parachute excise taxes in connection with a change in control and are eligible for exemption under the shareholder approval exemption, the Company and PTS agree to use commercially reasonable efforts to seek the requisite vote. However, if such exemption is not available and Mr. Chiminski is subject to such taxes, Mr. Chiminski will also be entitled to receive a tax gross-up payment, provided that such payment in no event will exceed $1 million.

Pursuant to the terms of the Employment Agreement, Mr. Chiminski is subject to a covenant not to (x) compete with us while employed and for one year following his termination of employment for any reason and (y) solicit our employees, consultants and certain actual and prospective clients while employed and for two years following his termination of employment for any reason, in each case, subject to certain specified exclusions. The Employment Agreement also contains a covenant not to disclose confidential information, an assignment of property rights provision and customary indemnification provisions.

Equity and Equity-Based Awards

In addition to the foregoing, the Employment Agreement provides for the grant to Mr. Chiminski, in accordance with and pursuant to the terms of the 2007 PTS Holdings Corp. Stock Incentive Plan, of 2,000 restricted stock units (the “RSUs”) and non-qualified stock options (the “Options”) to purchase 15,000 shares of PTS common stock. Such grants are to be made pursuant to a separate restricted stock unit agreement (the “Restricted Stock Unit Agreement”) and a separate nonqualified stock option agreement (the “Nonqualified Stock Option Agreement”), as applicable, forms of which are attached as exhibits to the Employment Agreement.

Subject to Mr. Chiminski’s continued employment on the applicable vesting date, 20% of the RSUs will vest on each of the first five anniversaries of the Commencement Date. All vested RSUs will be settled on the earlier to occur of (x) the seventh anniversary of the Commencement Date and (y) the date that a “Change of Control” (as defined in the Restricted Stock Unit Agreement) occurs.

The Options, which have a ten year term, will have an exercise price of $1,000 per share. Fifty percent (50%) of the options will be subject to time vesting (the “Time Options”) and, subject to Mr. Chiminski’s continued employment on the applicable vesting date, 20% of the Time Options will vest on each of the first five anniversaries of the Commencement Date. Subject to Mr. Chiminski’s continued employment, the remaining 50% of the Options (the “Exit Event Options”) will vest as follows:

•

50% of the Exit Event Options (i.e. 25% of the Options) (the “Tier I Exit Event Option”) will become vested and exercisable on the date, if any, when The Blackstone Group either (1) receives cash proceeds or marketable securities in respect of its investment in PTS having a value in excess of 3.4 times its initial investment or (2) achieves a cash internal rate of return of at least 25% on its initial investment; and

•

50% of the Exit Event Options (i.e. 25% of the Options) will become vested and exercisable on the date, if any, when The Blackstone Group either (1) receives cash proceeds or marketable securities in respect of its investment in PTS having a value in excess of 2.5 times its initial investment or (2) achieves a cash internal rate of return of at least 20% on its initial investment.

However, if the 2.5 multiple hurdle and/or the 20% internal rate of return hurdle is met, but the 3.4 multiple hurdle and/or the 25% internal rate of return hurdle is not met, the Tier I Exit Event Option will vest based on straight line interpolation between the two points.

In the event of any termination of Mr. Chiminski’s employment other than a “Good Termination” (as defined in each of the Restricted Stock Unit Agreement and the Nonqualified Stock Option Agreement), all unvested RSUs and Options which remain outstanding will be immediately forfeited without consideration as of the termination date. In the event of a Good Termination, Mr. Chiminski will be deemed vested as of the termination date in any portion of the RSUs and Time Options that would have otherwise vested if he had remained employed by the Company or PTS through the first anniversary of the termination date and he will also retain the opportunity through the ten year term to vest, subject only to attaining the performance targets, in a portion of the unvested Exit Event Options equal to a fraction, the numerator of which is the number of days elapsing from the Commencement Date through the termination date and the denominator of which is the number of days elapsing from the Commencement Date through the date of the event that triggers additional Exit Event Option vesting.

To the extent that all or a fraction of the Exit Event Options vest, a proportionate amount of each tranche of unvested RSUs and Time Options which remain outstanding will also vest.

In the event of (x) a “Change of Control” (as defined in each of the Restricted Stock Unit Agreement and the Nonqualified Stock Option Agreement) or (y) a Good Termination that occurs within the six month period prior to a Change of Control, all unvested RSUs and Time Options will become fully vested as of the Change of Control (or immediately prior to the Change of Control, with respect to the Options). Any portion of the Exit Event Options that remain unvested upon a Change of Control will remain outstanding and remain eligible for potential future vesting in accordance with the terms of the Nonqualified Stock Option Agreement.

Unless otherwise specifically provided for in the Nonqualified Stock Option Agreement, any Options that are not vested and exercisable upon Mr. Chiminski’s termination of employment will be immediately cancelled. Any Options that are vested upon a Good Termination will remain outstanding and exercisable generally for one year from the termination date or the date on which the Option became vested, as applicable, although the period is reduced to 90 days in the case of a termination of employment that is not a Good Termination and vested Options will terminate immediately if Mr. Chiminski’s employment is terminated by PTS or the Company for Cause (as defined in the Nonqualified Stock Option Agreement). Any vested Options that are not exercised within the applicable post-termination exercise period will terminate.

All shares of PTS common stock acquired by Mr. Chiminski (the “Manager Shares”), including the Sign-On Purchased Equity, Purchased Equity, shares settled following vesting of the RSUs (“RSU Shares”) and shares acquired upon the exercise of the Options (“Option Shares”) will be subject to the terms of a separate management equity subscription agreement (the “MESA”), a form of which is attached as an exhibit to the Employment Agreement. In addition, in connection with the purchase of the Sign-On Purchased Equity and the grant of the RSUs and Options, Mr. Chiminski will be required to become a party to PTS’s securityholders agreement (the “Securityholders Agreement”). These documents generally govern Mr. Chiminski’s rights with respect to the Manager Shares.

Under the MESA, following Mr. Chiminski’s termination of employment, PTS and The Blackstone Group have certain rights to repurchase RSU Shares and Option Shares. Similarly, if Mr. Chiminski’s employment terminates because of his death or “Disability” (as defined in the MESA) prior to the “Lapse Date” (as defined below), he may require PTS to repurchase his Manager Shares. The purchase price for any such shares that are repurchased will be equal to the “Fair Market Value” (as defined in the MESA) of the shares at the time of repurchase, unless Mr. Chiminski’s employment is terminated by PTS or the Company for “Cause” (as defined in the MESA), in which case the purchase price will be the lower of “Cost” (as defined in the MESA) or Fair Market Value on the date of repurchase. All repurchase rights will terminate on the earliest to occur of (1) a “Qualified Public Offering” (as defined in the Securityholders Agreement), (2) the occurrence of a Change of Control (as defined in the Securityholders Agreement) and (3) May 7, 2012 (the “Lapse Date”). The MESA also contains certain restrictive covenants which are the same as those contained in the Employment Agreement. If Mr. Chiminski materially breaches any of these restrictive covenants and is unable to cure the breach within a specified period, PTS has the right to “clawback” and recover any gains he may have realized with respect to his RSU Shares and Option Shares.

In addition, pursuant to the terms of the MESA, if Mr. Chiminski’s employment is terminated by him without “Good Reason” (as defined in the MESA) (and not due to death or Disability) or by PTS or the Company for Cause, in either case, prior to the second anniversary of the Commencement Date, he will forfeit all rights and title to the Sign-On Purchased Equity.

The Employment Agreement is filed as exhibit 99.2 hereto and is hereby incorporated by reference. The Securityholders Agreement has been previously filed by the Company with the SEC as Exhibit 10.11 to the Company’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871) and the material terms are described on pages 123 and 140 of the Company’s Annual Report on Form 10-K filed with the SEC on September 29, 2008, which description is hereby incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits. The following Exhibits are included as part of this Current Report on Form 8-K.

99.1	Press Release, dated March 5, 2009

99.2	Employment Agreement, dated as of February 23, 2009 by and among PTS Holdings Corp., Catalent Pharma Solutions, Inc. and John R. Chiminski

99.3	The description of the Securityholders Agreement, dated as of May 7, 2007, among PTS Holdings Corp., Blackstone Healthcare Partners LLC, BHP PTS Holdings LLC and the other parties thereto appearing on pages 123 and 140 of the Company’s Annual Report on Form 10-K filed with the SEC on September 29, 2008 is incorporated by reference herein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent Pharma Solutions, Inc.
(Registrant)

By:	/s/ Samrat S. Khichi
Name:	Samrat S. Khichi
Title:	Senior Vice President,
General Counsel and Secretary

Dated: March 5, 2009

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release, dated March 5, 2009

99.2	Employment Agreement, dated as of February 23, 2009 by and among PTS Holdings Corp., Catalent Pharma Solutions, Inc. and John R. Chiminski

99.3	The description of the Securityholders Agreement, dated as of May 7, 2007, among PTS Holdings Corp., Blackstone Healthcare Partners LLC, BHP PTS Holdings LLC and the other parties thereto appearing on pages 123 and 140 of the Company’s Annual Report on Form 10-K filed with the SEC on September 29, 2008 is incorporated by reference herein